UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 21, 2022
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $.001 PER SHARE	EGHT	New York Stock Exchange
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.02.    Results of Operations and Financial Condition.
On July 27, 2022, the Company issued a press release announcing its financial results for the three months ended June 30, 2022. A copy of this press release is furnished as Exhibit 99.1 to this report and should be read in conjunction with the statements regarding forward-looking statements, which are included in the text of the release.
The press release is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The press release should be read in conjunction with the statements regarding forward-looking statements, which are included in the text of the release.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On July 25, 2022, Stephanie Garcia notified 8x8, Inc. (the “Company”) of her decision to resign as Chief Human Resources Officer (“CHRO”), effective August 5, 2022 (the “Separation Date”). It is expected that Ms. Garcia will continue to perform her duties as CHRO until the Separation Date.
(c) On July 21, 2022, Suzy Seandel, Chief Accounting Officer of the Company, was appointed to the role of principal accounting officer and will serve as the Company’s principal accounting officer.
Ms. Seandel, age 58, joined the Company in May 2022 in her current role as Senior Vice President, Chief Accounting Officer. Prior to the Company, Ms. Seandel served as the VP, Corporate Controller for Barracuda Network, Inc., a security, networking and storage products company, from February 2019 to May 2022. From January 2007 to October 2018, Ms. Seandel served as Chief Accounting Officer at Cavium Networks, Inc., a fabless semiconductor company. Prior to Cavium Networks, Inc., Seandel also held positions of increasing responsibility at several other publicly traded companies and spent nearly five years at Deloitte & Touche LLP in assurance and audit services. Ms. Seandel holds a Bachelor of Science degree in Finance from Santa Clara University.
There are no family relationships between Ms. Seandel and any Company director or executive officer, and no arrangements or understandings between Ms. Seandel and any other person pursuant to which she was selected as an officer.
Under the terms of Ms. Seandel’s employment with the Company, Ms. Seandel is employed on an “at will” basis. Ms. Seandel’s annual base salary is $340,000 and she has an annual bonus target of 45% of her base salary. In addition, Ms. Seandel received an award of restricted stock units (“RSUs”), representing the right to acquire shares of the Company’s common stock valued at $1,300,000, vesting over a three-year period, with one-third (1/3) of the total number of RSUs vesting on the first anniversary of the grant date, and one-eighth (1/8) of the remaining number of RSUs vesting on a quarterly basis thereafter. Ms. Seandel is not entitled to any payments from the Company in the event her employment by the Company terminates as a result of death or disability. Ms. Seandel is eligible to receive severance benefits under the Company’s Amended and Restated 2017 Executive Change-In-Control and Severance Policy if her employment is terminated without cause by the Company either (i) within three months before or twelve months after a change-in-control of the Company or (ii) not in connection with a change-in-control.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.

Exhibit	Description
99.1	Press release dated July 27, 2022
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date :July 27, 2022

8x8, Inc.

By: /s/ SAMUEL WILSON
Samuel Wilson
Chief Financial Officer (Principal Financial Officer)